UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 22, 2005
(Date of earliest event reported)

DEPARTMENT 56, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344
(Address of principal executive offices, including zip code)

(952) 944-5600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD.

                Department 56, Inc. held an investors’ conference call on July 22, 2005, at 12:00 pm, CDT, to discuss its entry into a definitive stock purchase agreement with Brown-Forman Corporation to acquire all of the issued and outstanding stock of Lenox, Inc. for $190 million in cash.  The Company had issued a press release earlier in the day regarding the agreement, and announcing the time of the investor call.  During the call, Susan Engel, the Chairwoman of the Board and Chief Executive Officer, and Timothy Schugel, the Chief Financial Officer, provided the following information in response to questions from callers:

                (1)           Department 56 agreed, in connection with the transaction and following the closing, to assume the responsibility for defending two, consolidated, purported class action lawsuits filed in the Central District of California alleging certain price fixing violations of the federal antitrust laws, which suits name Federated Department Stores, May Company, Waterford/Wedgwood and Lenox as defendants and reference certain alleged activity regarding Bed, Bath & Beyond stores;

                (2)           Department 56 intends, following the closing, to continue Lenox’s previously commenced business plan to reduce the number of Lenox retail stores from approximately 75 to approximately 25; and

                (3)           Department 56 confirmed that it expects the interests rates on the credit facilities that it is entering into with UBS lending entities in connection with the transaction to be “in the neighborhood” of approximately 200-300 basis points above LIBOR.  After reviewing its commitment letter, Department 56 would like to correct that information as follows:  the revolving facility is expected to be in that range, while the term loan facility is expected to be in the range of 400-600 basis appoints in excess of LIBOR.

Forward-Looking Statements

Some of the information included in the conference call and in the statements set forth above contains forward-looking statements about the Company’s performance based on management’s current expectations and assumptions and are not guarantees of future performance. Any conclusions or expectations expressed in, or drawn from, the statements in this press release concerning matters that are not historical corporate financial results are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from forward-looking statements and the assumptions on which they are based. Such statements reflect management’s current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the possible inability to complete the Lenox, Inc. acquisition; the risks and uncertainties associated with successfully integrating the two companies; the ability to retain key personnel; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; developments in the demand for each companies’ products and services; relationships with major customers and suppliers; unanticipated delays, costs and expenses inherent in the development and marketing of new products and services; the impact of governmental laws and regulations; and competitive factors. The Company undertakes no obligation to update or publish in the future any forward-looking statements. Also, please read the bases, assumptions and factors set out in Item 7 in the Company’s Form 10-K for 2004 dated March 17, 2005, and filed under the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPARTMENT 56, INC.

By:	/s/ Timothy J. Schugel
Timothy J. Schugel
Executive Vice President and Chief Financial Officer

Date:  July 22, 2005